Exhibit 99.1

Contact:

Jennifer McGuffin

VP, Director of Corporate Communications

+1.630.245.1780

media@calamos.com

Calamos Asset Management, Inc. Reports

Fourth Quarter and Full Year 2014 Results; Declares Dividend

NAPERVILLE, Ill., January 27, 2015 – Calamos Asset Management, Inc. (NASDAQ: CLMS), representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Calamos Asset Management, Inc. (CAM) and Calamos Investments LLC together operate a diversified global investment firm offering equity, fixed income, convertible and alternative strategies, and today reported consolidated results for fourth quarter and full year 2014 and comparative periods.

Highlights

Non-GAAP diluted earnings per share was $0.19 for the fourth quarter compared with $0.23 in the previous quarter and $0.25 in the fourth quarter of 2013.1 Non-GAAP net income attributable to Calamos Asset Management, Inc. was $3.5 million for the quarter compared with $4.3 million last quarter and $5.0 million in the fourth quarter of 2013.

GAAP diluted earnings per share was $0.25 for the fourth quarter of 2014 compared with $0.18 in the previous quarter and $0.54 in the fourth quarter of 2013. Net income attributable to CAM was $4.8 million for the quarter compared with $3.4 million last quarter and $10.9 million in the fourth quarter of 2013.

Total revenues for the current quarter were $60.5 million compared with $63.5 million in the previous quarter and $66.5 million in the fourth quarter a year ago. Operating margin was 24.2% for the fourth quarter, 25.0% in the previous quarter and 33.0% in the fourth quarter of 2013.

Assets Under Management2 were $23.5 billion at December 31, 2014 compared with $24.5 billion at the end of last quarter and $26.5 billion at December 31, 2013. Net outflows were $1.1 billion for the quarter compared with net outflows of $800 million in the previous quarter and net outflows of $1.4 billion in the fourth quarter of 2013.

[1]	See Table A and Table A – Notes for a more detailed description of non-GAAP financial measures, how they may be useful to management and investors in evaluating the company, how they may differ from non-GAAP financial measures disclosed by other companies, and a reconciliation of such adjusted measures to the most related GAAP financial measures.
[2]	Assets Under Management do not include $733 million, $729 million, and $834 million as of December 31, 2014, September 30, 2014, and December 31, 2013, respectively, of assets under advisement for which the company provides model portfolio design and oversight.

The Board of Directors of CAM declared a regular quarterly dividend of 15 cents per share payable on February 23, 2015 to shareholders of record on February 9, 2015.

The table below highlights certain GAAP and non-GAAP financial measures:

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
(in millions)
Ending Assets Under Management	$23,506	$24,514	$26,543
Average Assets Under Management	$24,087	$25,300	$26,712
Net flows	$(1,052)	$(800)	$(1,421)

(in thousands, except earnings per share)
Total revenues	$60,495	$63,532	$66,522
Total operating expenses	$45,868	$47,679	$44,579
Operating income	$14,627	$15,853	$21,943
Operating margin	24.2%	25.0%	33.0%
Net income attributable to CAM	$4,794	$3,369	$10,856
Non-GAAP net income attributable to CAM	$3,505	$4,309	$5,015
Diluted earnings per share	$0.25	$0.18	$0.54
Non-GAAP diluted earnings per share	$0.19	$0.23	$0.25

Business Commentary

•	Investment performance continues to be our highest priority. We remain committed to our disciplined investment philosophy and process, which combine fundamental bottom up research with a top-down view on the macro environment.

•	We continued to expand our product breadth to meet the evolving investment needs of our clients. On December 31, 2014, we launched two open-end funds, the Calamos Global Convertible Fund and the Calamos Hedged Equity Income Fund.[3]

•	In November 2014, the Board of Directors of CAM authorized the share repurchase of up to 3 million shares of the company’s outstanding Class A Common Stock by Calamos Investments LLC. The program was implemented to manage the dilution from share issuance under the company’s incentive compensation plan. In the fourth quarter of 2014, approximately 70,000 shares of CAM’s common stock were repurchased for a total cost of $0.9 million.

[3]	See Forward-Looking Statements & Important Risk Disclosures.

Quarterly Financial Discussion

Operating Income

Fourth quarter 2014 revenues of $60.5 million decreased 9% from fourth quarter 2013 primarily due to a decrease in Average Assets Under Management. Total operating expenses for the fourth quarter were $45.9 million, an increase of 3% from $44.6 million in the fourth quarter of 2013, primarily as a result of an increase in employee compensation and benefits partially offset by lower distribution expenses. Operating income was $14.6 million for the fourth quarter versus $21.9 million in the fourth quarter of last year. Operating margin was 24.2% for the fourth quarter, down from 33.0% in the fourth quarter of 2013.

Non-Operating Income

Non-operating income (GAAP) was $2.7 million for the fourth quarter of 2014, as presented in Table B. Non-GAAP non-operating income, net of redeemable non-controlling interest in partnerships,4 was $1.3 million during the fourth quarter of 2014, as presented in Table B.

Income Taxes

Excluding the valuation allowance reduction for certain deferred tax assets as well as the deferred tax expense related to expired employee stock options, CAM’s effective tax rate was 38.1% for the fourth quarter of 2014 and 37.3% for the twelve months ended December 31, 2014, as presented in Table D. A decrease in the valuation allowance totaling $2.0 million represents the portion of the realized capital gains from the corporate investment portfolio in the fourth quarter of 2014 that is attributable to CAM. In addition, deferred tax expense increased $463,000 from expired employee stock options. These two items caused the actual tax rate to be 9.1% for the fourth quarter.

2014 Financial Discussion

Full year GAAP diluted earnings per share was $0.71 compared with $0.92 for the prior year. Full year non-GAAP diluted earnings per share was $0.84 compared with $0.92 for 2013.

Operating Income

Total revenues for the year were $251.0 million, a decrease of 7% from $269.1 million for the prior year primarily due to a decline in Average Assets Under Management. Total operating expenses were $189.8 million, a decrease of 1% from $191.2 million in 2013 primarily due to a decrease in distribution expenses partially offset by an increase in general and administrative expenses. Operating income was $61.2 million for the year versus $77.9 million in the previous year. Operating margin was 24.4% for 2014, down from 28.9% in 2013.

[4]	Management believes non-operating income, net of redeemable non-controlling interest in partnership investments provides comparability of this information among reporting periods and is an effective measure for reviewing the company’s non-operating contribution to its results.

Non-Operating Income

Non-operating income (GAAP) was $15.4 million for the twelve months ended December 31, 2014, as presented in Table B. Non-GAAP non-operating income, net of non-controlling interest in partnerships, was $12.5 million for the twelve months ended December 31, 2014.

The company’s investment portfolio had a return of 2.1% for the twelve months ended December 31, 2014, as presented in Table C.

Financial Position

As of December 31, 2014, the corporate investment portfolio was $432.7 million, which included cash, cash equivalents, and investments that were principally comprised of investments in products that the company manages. The corporate investment portfolio is used to provide seed capital for new products, to maintain conservative levels of capital for the company’s regulated subsidiaries and to invest in other corporate strategic initiatives. The company’s financial strength is also instrumental in maintaining the firm’s investment-grade credit rating.

As of December 31, 2014, total long-term debt was $46.0 million and total equity was $421.9 million.

Market Capitalization

As of December 31, 2014, CAM, representing the public shares outstanding, owns 22.2% of the operating company, Calamos Investments LLC, with the remaining 77.8% privately owned by Calamos Family Partners, Inc. Because of our ownership structure, reported market capitalization does not reflect the entire value of the company, but rather only the market capitalization pertaining to CAM’s 22.2% interest, which is publicly traded.

Investor Conference Call

Management will hold an investor conference call at 3:30 p.m. Central Time on Tuesday, January 27, 2015. To access the live call and view management’s presentation, visit the Investor Relations section of the company’s website at www.calamos.com/investors. Alternatively, participants may listen to the live call by dialing 800.580.5706 in the U.S. or Canada (913.312.0698 internationally), then entering conference ID #9736856. A replay of the call will be available for one week following the date of the call by dialing 888.203.1112 in the U.S. or Canada (719.457.0820 internationally), then entering conference ID #9736856. The webcast also will be available on the Investor Relations section of the company’s website at www.calamos.com/investors for at least 90 days following the date of the call.

Calamos Asset Management, Inc. (NASDAQ: CLMS) is a diversified global investment firm offering innovative investment strategies including equity, fixed income, convertible and alternative investments. The firm offers strategies through separately managed portfolios, mutual funds, closed-end funds, private funds, UCITS funds and exchange traded funds. Clients include major corporations, pension funds, endowments, foundations and individuals, as well as the financial advisors and consultants who serve them. Headquartered in the Chicago metropolitan area, the firm also has offices in London and New York. For more information visit www.calamos.com.

Forward-Looking Statements & Important Risk Disclosures

From time to time, information or statements provided by us, including those within this news release, may contain certain forward-looking statements relating to future events, future financial performance, strategies, expectations, the competitive environment and regulations. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. For a discussion concerning some of these and other risks, uncertainties and other important factors that could affect future results, see “Forward-Looking Information” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, where applicable, “Risk Factors” in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission.

Investments in funds are subject to risks, and you could lose money on your investment in the fund. There can be no assurance that the fund will achieve its investment objective. Your investment in the fund is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (FDIC) or any other government agency. The risks associated with an investment in the fund can increase during times of significant market volatility. The fund-specific principal risks are described below. More detailed information can be found in the fund’s prospectus.

The principal risks of investing in the Calamos Global Convertible Fund include: equity securities risk consisting of market prices declining in general, growth stock risk consisting of potential increased volatility due to securities trading at higher multiples, foreign securities risk, geographic concentration risk, American depository receipts, mid-size company risk, small company risk, portfolio turnover risk and portfolio selection risk.

The principal risks of investing in the Calamos Hedged Equity Income Fund include: covered call writing risk, options risk, equity securities risk, correlation risk, mid-sized company risk, interest rate risk, credit risk, liquidity risk, portfolio turnover risk, portfolio selection risk, foreign securities risk, American depository receipts, and REITs risk. Options risk – the fund’s ability to close out its position as a purchaser or seller of an over-the-counter or exchange-traded put or call option is dependent, in part, upon the liquidity of the options market. There are significant differences between the securities and options markets that could result in an imperfect correlation among these markets, causing a given transaction not to achieve its objectives. The fund’s ability to utilize options successfully will depend on the ability of the fund’s investment adviser to predict pertinent market movements, which cannot be assured.

As a result of political or economic instability in foreign countries, there can be special risks associated with investing in foreign securities, including fluctuations in currency exchange rates, increased price volatility and difficulty obtaining information. In addition, emerging markets may present additional risk due to potential for greater economic and political instability in less developed countries.

The Calamos Open-End Mutual Funds are distributed by Calamos Financial Services LLC.

Before investing carefully consider the fund’s investment objectives, risks, charges and expenses. Please see the prospectus and summary prospectus containing this and other information at www.calamos.com or call 1.800.582.6959. Read it carefully before investing.

Calamos Asset Management, Inc.

Consolidated Condensed Statements of Operations

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
Investment management fees	$48,146	$52,512	$198,539	$212,398
Distribution and underwriting fees	11,695	13,338	49,764	54,068
Other	654	672	2,659	2,664

Total revenues	60,495	66,522	250,962	269,130
Expenses
Employee compensation and benefits	20,590	18,098	86,054	85,551
Distribution expenses	11,310	12,997	48,432	53,082
Marketing and sales promotion	3,860	4,192	16,128	15,728
General and administrative	10,108	9,292	39,158	36,883

Total operating expenses	45,868	44,579	189,772	191,244

Operating income	14,627	21,943	61,190	77,886
Non-operating income	2,651	21,854	15,404	29,675

Income before income tax provision	17,278	43,797	76,594	107,561
Income tax provision	509	108	5,787	6,262

Net income	16,769	43,689	70,807	101,299
Net income attributable to non-controlling interest in Calamos Investments LLC	(10,587)	(31,910)	(54,336)	(80,169)
Net income attributable to redeemable non-controlling interest in partnership investments	(1,388)	(923)	(2,941)	(2,502)

Net income attributable to CAM	$4,794	$10,856	$13,530	$18,628

Earnings per share:
Basic	$0.27	$0.55	$0.74	$0.94

Diluted	$0.25	$0.54	$0.71	$0.92

Weighted average shares outstanding:
Basic	17,906,893	19,620,371	18,275,246	19,903,507

Diluted	18,808,798	20,214,360	18,989,281	20,351,603

Supplemental Information:
Non-GAAP net income attributable to CAM	$3,505	$5,015	$15,960	$18,752

Non-GAAP diluted earnings per share	$0.19	$0.25	$0.84	$0.92

Calamos Asset Management, Inc.

Assets Under Management (excluding Assets Under Advisement)

(in millions)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Open-end Funds
Beginning Assets Under Management	$15,495	$15,679	$16,128	$17,829
Sales	1,027	1,485	4,729	4,769
Redemptions	(1,790)	(1,818)	(6,446)	(8,974)
Market appreciation	58	782	379	2,504

Ending Assets Under Management	14,790	16,128	14,790	16,128

Average Assets Under Management	15,187	15,940	15,721	16,256

Closed-end Funds
Beginning Assets Under Management	6,314	6,019	6,266	5,500
Sales	6	—	64	308
Market appreciation (depreciation)	(109)	247	(119)	458

Ending Assets Under Management	6,211	6,266	6,211	6,266

Average Assets Under Management	6,272	6,157	6,332	5,909

Institutional Accounts
Beginning Assets Under Management	1,801	3,900	3,081	5,191
Sales	46	23	220	290
Redemptions	(323)	(1,082)	(1,869)	(3,105)
Market appreciation	52	240	144	705

Ending Assets Under Management	1,576	3,081	1,576	3,081

Average Assets Under Management	1,708	3,569	2,269	4,145

Managed Accounts
Beginning Assets Under Management	904	1,020	1,068	1,135
Sales	23	29	84	129
Redemptions	(41)	(58)	(280)	(394)
Market appreciation	43	77	57	198

Ending Assets Under Management	929	1,068	929	1,068

Average Assets Under Management	920	1,046	978	1,072

Total Assets Under Management
Beginning Assets Under Management	24,514	26,618	26,543	29,655
Sales	1,102	1,537	5,097	5,496
Redemptions	(2,154)	(2,958)	(8,595)	(12,473)
Market appreciation	44	1,346	461	3,865

Ending Assets Under Management	23,506	26,543	23,506	26,543

Average Assets Under Management	$24,087	$26,712	$25,300	$27,382

Ending Assets Under Management by Strategy[5]
U.S. Growth	$7,460	$9,626
Global Growth	2,840	4,251
Convertible	2,238	2,173
Fixed Income/High Yield	267	509
Alternative	4,357	3,563
Value	133	155
Multi-Strategy (Closed-end Funds)	6,211	6,266

Ending Assets Under Management	$23,506	$26,543

[5]	Prior period assets by strategy have been reclassified.

Table A

Calamos Asset Management, Inc.

Reconciliation of GAAP to Non-GAAP Diluted Earnings per Share

(in thousands, except share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013

Net income attributable to CAM (GAAP)	$4,794	$3,369	$10,856	$13,530	$18,628
Adjustments:
Deferred tax amortization on intangible assets	1,979	1,979	1,979	7,916	7,916
Decrease in deferred tax valuation allowance	(1,992)	—	(3,926)	(1,992)	(3,026)
Non-operating income, net of taxes	(1,276)	(1,039)	(3,894)	(3,494)	(4,766)

Non-GAAP net income attributable to CAM	$3,505	$4,309	$5,015	$15,960	$18,752

Diluted - Weighted average shares outstanding	18,808,798	18,781,856	20,214,360	18,989,281	20,351,603

Diluted earnings per share (GAAP)	$0.25	$0.18	$0.54	$0.71	$0.92
Non-GAAP diluted earnings per share	$0.19	$0.23	$0.25	$0.84	$0.92

Table A – Notes

Calamos Asset Management, Inc.

Notes to Reconciliation of GAAP to Non-GAAP

The company provides investors with certain adjusted, non-GAAP financial measures including non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share. These non-GAAP financial measures are provided to supplement the consolidated financial statements presented on a GAAP basis. These non-GAAP financial measures adjust GAAP financial measures to include the tax benefit from the amortization of deferred taxes on intangible assets and to exclude the change in the deferred tax valuation allowance and CAM’s non-operating income, net of taxes. The company believes these adjustments are appropriate to enhance an overall understanding of operating financial performance, as well as to facilitate comparisons with historical earnings results. These adjustments to the company’s GAAP results are made with the intent of providing investors a more complete understanding of the company’s underlying earnings results and trends and marketplace performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis of managing the company.

The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in Table A.

Non-GAAP net income attributable to CAM is calculated by adjusting the following items from GAAP net income attributable to CAM:

(i) amortization of deferred taxes on intangible assets associated with the election under section 754 of the Internal Revenue Code of 1986, as amended (Section 754 election);

(ii) change in deferred tax valuation allowance; and

(ii) non-operating income, net of taxes.

Non-GAAP diluted earnings per share is calculated by dividing non-GAAP net income attributable to CAM by diluted weighted average shares outstanding.

The deferred tax assets from the Section 754 election allows for a quarterly reduction of approximately $2.0 million in future income taxes owed by the company through 2019, to the extent that a tax payable exists during the quarter. As a result, this cash savings has accrued solely for the benefit of the shareholders of the company’s common stock. The company believes that adjusting this item from the calculation of the above non-GAAP items can be a useful measure in allowing investors to see the company’s performance. The change in the allowance on the deferred tax asset is excluded from the above non-GAAP items as it may fluctuate in future periods affecting prior period comparisons. Non-operating income is excluded from the above non-GAAP items as it can distort comparisons between periods. As noted above, the company believes that measures excluding these items are useful in analyzing operating trends and allowing for more comparability between periods, which may be useful to investors.

The company believes that non-GAAP net income attributable to CAM and non-GAAP diluted earnings per share are useful measures of performance and may be useful to investors, because they provide measures of the company’s core business activities adjusting for items that are non-cash and costs that may distort comparisons between periods. These measures are provided in addition to the company’s net income attributable to CAM and diluted earnings per share calculated under GAAP, but are not substitutes for those calculations.

Table B

Calamos Asset Management, Inc.

Non-Operating Income, Net of Redeemable Non-Controlling Interest in Partnership Investments

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Interest income	$37	$48	$160	$257
Interest expense	(770)	(1,505)	(4,669)	(6,021)

Net interest expense	(733)	(1,457)	(4,509)	(5,764)

Investment income	3,336	23,405	19,572	35,246
Miscellaneous other income (loss)	48	(94)	341	193

Investment and other income	3,384	23,311	19,913	35,439

Non-operating income (GAAP)	2,651	21,854	15,404	29,675

Net income attributable to redeemable non-controlling interest in partnership investments	(1,388)	(923)	(2,941)	(2,502)

Non-GAAP non-operating income, net of redeemable non-controlling interest in partnership investments	$1,263	$20,931	$12,463	$27,173

Table C

Calamos Asset Management, Inc.

Summary of Corporate Investment Portfolio Returns

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Returns reflected in earnings
Investment income	$3,336	$23,405	$19,572	$35,246
Net income attributable to redeemable non-controlling interest in partnership investments	(1,388)	(923)	(2,941)	(2,502)

Returns reflected in equity
Net unrealized gain (loss) reported in equity, inclusive of non-controlling interest	1,189	4,386	(8,839)	19,898

Total corporate investment portfolio returns	$3,137	$26,868	$7,792	$52,642

Average corporate portfolio	$349,902	$445,469	$374,481	$398,161

Total corporate investment portfolio returns	0.9%	6.0%	2.1%	13.2%

Table D

Calamos Asset Management, Inc.

Effective Income Tax Rate

(in thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Income tax provision	$509	$108	$5,787	$6,262
Income tax provision attributable to non-controlling interest in Calamos Investments LLC	(30)	(19)	(178)	(56)

Income tax provision attributable to CAM	479	89	5,609	6,206

Net income attributable to CAM	4,794	10,856	13,530	18,628

Income before taxes attributable to CAM	$5,273	$10,945	$19,139	$24,834

CAM’s effective income tax rate[6]	9.1%	0.8%	29.3%	25.0%

Source: Calamos Asset Management, Inc.

# # #

[6]	The income tax provision for the three months ended December 31, 2014 includes an increase of $463,000 in expense related to expired options and a decrease in the valuation allowance of $2.0 million. Excluding these items, CAM’s effective income tax rate would be 38.1% for the three months ended December 31, 2014 and 37.3% for the twelve months ended December 31, 2014.

The 2013 income tax provision includes a decrease in the valuation allowance of $3.9 million for the three months ended December 31, 2013 and a decrease of $3.0 million for the twelve months ended December 31, 2013. Excluding this allowance, CAM’s effective income tax rate would be 36.7% for the three months ended December 31, 2013 and 37.2% for the twelve months ended December 31, 2013.